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                      [Letterhead of Richards, Layton & Finger]



                                   June 16, 1997





AMC Entertainment Inc.
106 West 14th Street
Kansas City, Missouri 64105

Ladies and Gentlemen:

    We have acted as special Delaware counsel to AMC Entertainment Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of up to 5,015,657 shares of the Company's Class B Stock, par value 66 2/3-cents per share (collectively, the "Shares"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 31, 1997, by and between the Company and Durwood, Inc. (the "Merger Agreement").

    For purpose of rendering our opinion as stated herein, we have been furnished and have reviewed copies of the following documents:

    (i) the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on April 17, 1994;

    (ii)      the Bylaws of the Company, as amended through October 18, 1996;

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    (iii)     the Merger Agreement; and

    (iv)      the Registration Statement on Form S-4 of the Company
(no. 333-25755) with respect to the Shares (the "Registration Statement").

    With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of all natural persons, and (ii) that the foregoing documents, in the forms thereof submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. Except as stated above, we have not reviewed any document for purposes of rendering our opinion as expressed herein and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

    In addition to the foregoing, we have assumed for purposes of our opinion as stated herein the following matters:

         (i) that the Merger Agreement was duly authorized, executed and delivered by each party thereto, and is a legal, valid and binding obligation of each of the parties thereto, enforceable against each of them in accordance with its terms; and


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         (ii)      that the shares of Durwood, Inc. to be converted in the
Merger will, immediately prior to the Effective Time, be validly issued, fully paid and nonassessable.

    Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that, when issued pursuant to and in accordance with the Merger Agreement, the Shares will be legally issued, fully paid and nonassessable.

    The foregoing opinion is limited to the laws of the State of Delaware, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

    The opinion expressed herein is solely for your benefit in connection with the matters described herein and may not be relied upon by any other person, or for any other purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references made to this firm in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                             Very truly yours,



                             /s/ Richards, Layton & Finger


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